Exhibit 99.1

Playtex Products Reports Second Quarter Results

    WESTPORT, Conn.--(BUSINESS WIRE)--July 23, 2003--Playtex Products, Inc. (NYSE: PYX), today reported that in the second quarter of 2003, the Company earned $4.7 million or $0.08 per share. These results compare with second quarter 2002 reported earnings of $16.7 million or $0.27 per share. For the six month period ended June of 2003, the Company earned $16.1 million or $0.26 per share compared with 2002 results for the same period of $32.9 million and $0.53 per share.
    Net sales were $180.0 million in the second quarter of 2003, which compare with prior year results of $201.6 million. Versus year ago, Feminine Care net sales were 20% lower for the second quarter. These results were affected by the impact of intense competitive activity in the tampon category and a continuation of differences in shipment versus consumption levels in tampons due to promotional activities in the category in past quarters. Infant Care net sales were 2% below the year ago quarter due to a non-core baby wipes sales decline while the remaining segments were approximately 1% above year ago. Within Sun Care, the Company curtailed shipments during the quarter in response to the unfavorable weather impact on the sun care category, consistent with its returns reduction strategy launched last year. Sun Care sales were below year ago by 11% for the quarter and by 1% on a year to date basis. Household Products/Personal Grooming net sales were down 12% in the quarter versus the prior year due to a continuation of unfavorable category trends.
    "The results for the quarter reflect the impact of the continuation of economic and competitive factors as well as the weather. Overall, our market share trends remain solid and our brands continue to maintain leadership positions in their respective categories. As previously reported, tampon shipments began to mirror consumption levels in the month of June so it appears that the promotional inventory impact is largely behind us," said Michael R. Gallagher, Playtex's Chief Executive Officer.
    The Company's financial results for the prior year were impacted by accounting changes for intangibles, a favorable tax ruling, a plant closing, and debt retirement costs. Please refer to the attached Consolidated Statement of Earnings for a full reconciliation of reported and as adjusted results.
    Playtex will hold a conference call with analysts and investors at 10:30 a.m. EST on Thursday, July 24, 2003. To access the simultaneous web cast or replay of this call, please go to the "Investor Relations" portion of our web site: www.playtexproductsinc.com.
    Playtex Products, Inc. is a leading manufacturer and distributor of a diversified portfolio of personal care and consumer products, including Playtex infant feeding products, Wet Ones, Baby Magic, Diaper Genie, Mr. Bubble, Playtex tampons, Banana Boat, Woolite rug and upholstery cleaning products, Playtex gloves, Binaca and Ogilvie.
    With the exception of the historical information contained in the release, the matters described herein, and, in particular, all earnings guidance and projections, contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, interest rates, competitive market pressures, the loss of a significant customer, raw material and manufacturing costs, capacity limitations, the ability to integrate acquisitions, adverse publicity and product liability claims, capital structure, the impact of weather conditions on sales, and other factors detailed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.



                        PLAYTEX PRODUCTS, INC.
                        CONSOLIDATED NET SALES
                       (Unaudited, in thousands)

                               Three Months Ended  Six Months Ended
                              ------------------- --------------------
                               June 28,  June 29,  June 28,  June 29,
                                 2003      2002      2003     2002
                              --------- --------- --------- ---------

Infant Care                   $  72,858 $  74,052 $ 131,660 $ 139,628
Feminine Care                    53,599    67,049   102,402   128,172
Sun Care                         34,236    38,526    88,076    89,058
Household Products &
 Personal Grooming               19,336    21,925    38,824    41,445
                              --------- --------- --------- ---------
Total                         $ 180,029 $ 201,552 $ 360,962 $ 398,303
                              ========= ========= ========= =========

                        PLAYTEX PRODUCTS, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
                          THREE MONTHS ENDED
           (Unaudited, in thousands, except per share data)

                                            June 29, 2002
                                   -----------------------------------
                          June 28,     As         Debt          As
                            2003   Reported    Retirement (1) Adjusted
                          -------- --------  ---------------- --------

Net sales                   $ 180,029 $ 201,552    $       - $ 201,552
Cost of sales                  86,786    87,711            -    87,711
                            ---------- ----------  --------- --------
   Gross profit                93,243   113,841            -   113,841

Operating expenses:
   Selling, general and                                      -
    administrative             71,751    65,149            -    65,149
   Amortization of
    intangibles                   225       225            -       225
                            --------- ---------    ---------  --------
   Total operating expenses    71,976    65,374            -    65,374
                            --------- ---------    ---------  --------

   Operating earnings          21,267    48,467            -    48,467

   Interest expense, net       13,387    15,248            -    15,248
   Expenses related to
    retirement of debt              -     5,882        5,882         -
   Other expenses                 572       681            -       681
                            --------- ---------    ---------  --------

   Earnings before taxes        7,308    26,656       (5,882)   32,538

   Income tax expense
    (benefit)                   2,654     9,918       (2,147)   12,065
                            --------- ---------    ---------  --------

   Net earnings             $   4,654 $  16,738    $  (3,735) $ 20,473
                            ========= =========    =========  ========

   EPS: Basic               $    0.08 $    0.27    $   (0.06) $   0.33
        Diluted             $    0.08 $    0.27    $   (0.06) $   0.32

   Weighted average shares
    outstanding:
     Basic                     61,216    61,118                 61,118
     Diluted                   61,237    64,562                 64,562

   Memo Accounts:
   Operating earnings       $  21,267 $  48,467    $       -  $ 48,467
   Amortization of
    intangibles                   225       225            -       225
   Depreciation                 3,526     3,529            -     3,529
                            --------- ---------    ---------  --------
   EBITDA (2)               $  25,018 $  52,221    $       -  $ 52,221
                            ========= =========    ========= =========

   Capital expenditures     $   5,663 $   2,810    $       -  $  2,810

(1) On May 29, 2002, we issued a new $450.0 milli on Term C Loan and, together with cash, we fully repaid our $76.0 million Term A Loan and our $395.8 million Term B Loan. As a result of this transaction, we recorded a pre-tax loss of $5.9 million during our second quarter ended June 29, 2002. We believe that this elimination is useful to investors because it provides a consistent basis of comparison between the current and prior year periods presented.

(2) EBITDA is defined as operating earnings plus depreciation and amortization of intangibles. EBITDA should not be considered as an alternative to or superior measure of: operating earnings, net income, or cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles in the United States). We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon accounting methods or nonoperating factors (such as historical cost). Additionally, EBITDA is a significant performance metric associated with our Senior Credit Facility.


                        PLAYTEX PRODUCTS, INC.
                  CONSOLIDATED STATEMENTS OF EARNINGS
                           SIX MONTHS ENDED
           (Unaudited, in thousands, except per share data)

                                            June 29, 2002
                                       -------------------------------
                              June 28,    As       Plant       Tax
                               2003    Reported  Closure (1) Issue (2)
                              -------- --------- ----------- ---------

Net sales                     $  360,962 $ 398,303 $      - $       -
Cost of sales                    170,969   173,422        -         -
                              ---------- --------- -------- ---------
   Gross profit                  189,993   224,881        -         -

Operating expenses:
   Selling, general and
    administrative               136,472   128,883        -         -
   Restructuring and asset
    impairment                         -     7,599    7,599         -
   Amortization of intangibles       451       451        -         -
                              ---------- --------- -------- ---------
   Total operating expenses      136,923   136,933    7,599         -
                              ---------- --------- -------- ---------

   Operating earnings             53,070    87,948   (7,599)        -

   Interest expense, net          26,834    31,354        -         -
   Expenses related to
    retirement of debt                 -     5,882
   Other expenses                  1,025     1,571        -         -
                              ---------- --------- -------- ---------
   Earnings before taxes and
    cumulative effect of change
    in accounting  principle      25,211    49,141   (7,599)        -

   Income tax expense
    (benefit)                      9,154     3,863   (2,789)  (14,298)
                               ---------- --------- -------- ---------

   Earnings before cumulative
    effect of change in
    accounting principle          16,057    45,278   (4,810)   14,298

   Cumulative effect of change
    in accounting principle,
    net of $7,141 tax benefit          -   (12,423)       -         -
                               ---------- --------- -------- ---------


   Net earnings               $   16,057 $  32,855 $ (4,810)$  14,298
                              ========== ========= ======== ==========

   EPS: Basic                 $     0.26 $    0.54 $  (0.08)$    0.23
        Diluted               $     0.26 $    0.53 $  (0.07)$    0.22

   Weighted average shares
    outstanding:
     Basic                        61,216    61,084
     Diluted                      61,237    64,206

   Memo Accounts:
   Operating earnings         $   53,070 $  87,948 $ (7,599)$       -
   Amortization of intangibles       451       451        -         -
   Depreciation                    6,997     7,024        -         -
                              ---------- --------- -------- ---------
   EBITDA (5)                 $   60,518 $  95,423 $ (7,599)$       -
                              ========== ========= ======== =========

   Capital expenditures       $    9,336 $   5,784 $      - $       -


                            ----------------------------------------
                               Debt        Intangible      As
                            Retirement (3)  Acctng (4)  Adjusted (6)
                            -------------- ------------ ------------

Net sales                     $        - $        - $   398,303
Cost of sales                          -          -     173,422
                              ---------- ---------- -----------
   Gross profit                        -          -     224,881

Operating expenses:
   Selling, general and
    administrative                     -          -     128,883
   Restructuring and asset
    impairment                         -          -           -
   Amortization of
    intangibles                        -          -         451
                              ---------- ---------- -----------
   Total operating expenses            -          -     129,334
                              ---------- ---------- -----------

   Operating earnings                  -          -      95,547

   Interest expense, net               -          -      31,354
   Expenses related to
    retirement of debt             5,882                      -
   Other expenses                      -          -       1,571
                              ---------- ---------- -----------
   Earnings before taxes and
    cumulative effect of change
    in accounting  principle      (5,882)         -      62,622

   Income tax expense
    (benefit)                     (2,147)         -      23,097
                              ---------- ---------- -----------

   Earnings before cumulative
    effect of change in
    accounting principle          (3,735)         -      39,525

   Cumulative effect of change
    in accounting principle, net
    of $7,141 tax benefit             -    (12,423)          -
                              ---------- ---------- -----------


   Net earnings               $   (3,735)$  (12,423)$    39,525
                              ========== ========== ===========

   EPS: Basic                 $    (0.06)$    (0.20)$      0.65
        Diluted               $    (0.06)$    (0.19)$      0.63

   Weighted average shares
    outstanding:
     Basic                                               61,084
     Diluted                                             64,206

   Memo Accounts:
   Operating earnings         $        - $        - $    95,547
   Amortization of
    intangibles                        -          -         451
   Depreciation                        -          -       7,024
                              ---------- ---------- -----------
   EBITDA (5)                 $        - $        - $   103,022
                              ========== ========== ===========

   Capital expenditures       $        - $        - $     5,784


(1) On March 25, 2002 we announced the closing of our plastic molding facility which resulted in charges for restructuring and asset impairment.

(2) On March 7, 2002 the U.S. Treasury issued new regulations which permitted Playtex to utilize a previously incurred capital loss. The impact of the regulations resulted in a tax benefit of $14.3 million with a subsequent cash tax savings in 2003.

(3) On May 29, 2002, we issued a new $450.0 million Term C Loan and, together with cash, we fully repaid our $76.0 million Term A Loan and our $395.8 million Term B Loan. As a result of this transaction, we recorded a pre-tax loss of $5.9 million during our second quarter ended June 29, 2002.

(4) We adopted new accounting standards for goodwill and other intangible assets at the beginning of our 2002 fiscal year. The adoption of the new accounting standards resulted in the write-down of certain intangible assets.

(5) EBITDA is defined as operating earnings plus depreciation and amortization of intangibles. EBITDA should not be considered as an alternative to or superior measure of: operating earnings, net income, or cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles in the United States). We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon accounting methods or nonoperating factors (such as historical cost). Additionally, EBITDA is a significant performance metric associated with our Senior Credit Facility.

(6) We believe that the elimination of the items described in notes
    (1) - (4) above is useful to investors because it provides a consistent basis of comparison between the current and prior year periods presented.


                        PLAYTEX PRODUCTS, INC.
                      CONSOLIDATED BALANCE SHEETS
                   (In thousands, except share data)

                                                 June 28, December 28,
                                                   2003       2002
                                                ----------- ----------
                    Assets                       Unaudited
Current assets:
Cash                                           $    27,442 $   31,605
Receivables, less allowance for doubtful
 accounts                                           36,569     27,735
Retained interest in receivables                    55,817     59,774
Inventories                                         75,198     85,160
Due from related party                              80,017     80,017
Deferred income taxes                                7,318      8,130
Other current assets                                 6,904      7,782
                                               ----------- ----------
Total current assets                               289,265    300,203
Net property, plant and equipment                  123,402    121,199
Intangible assets, net:
 Goodwill                                          494,307    494,307
 Trademarks, patents & other                       138,723    139,174
                                               ----------- ----------
 Total intangible assets, net                      633,030    633,481
Deferred financing costs                            14,238     13,592
Other noncurrent assets                              9,197      9,712
                                               ----------- ----------
Total assets                                   $ 1,069,132 $1,078,187
                                               =========== ==========

     Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                               $    33,085 $   47,088
Accrued expenses                                    55,277     54,217
Due to related party                                78,386     78,386
Income taxes payable                                 5,534      1,086
Current maturities of long-term debt                14,500      4,500
                                               ----------- ----------
Total current liabilities                          186,782    185,277

Long-term debt                                     791,000    823,250
Other noncurrent liabilities                        15,300     14,526
Deferred income taxes                               51,973     49,601
                                               ----------- ----------
Total liabilities                                1,045,055  1,072,654
                                               ----------- ----------

Stockholders' equity:
Common stock, $0.01 par value, authorized
 100,000,000 shares, issued 61,215,856
 shares at June 28, 2003
 and December 28, 2002                                 612        612
Additional paid-in capital                         526,233    526,233
Retained earnings (deficit)                       (500,714)  (516,771)
Accumulated other comprehensive earnings            (2,054)    (4,541)
                                               ----------- ----------
Total stockholders' equity                          24,077      5,533
                                               ----------- ----------
Total liabilities and stockholders' equity     $ 1,069,132 $1,078,187
                                               =========== ==========

Memo accounts:
Long-term debt including current maturities of
 long-term debt                                $   805,500 $  827,750
                                               =========== ==========
Receivables, comparative                       $   154,186 $  126,509
                                               =========== ==========

    CONTACT: Playtex Products
             Glenn Forbes, 203/341-4264